SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934
                     (Amendment No.    )

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                Golden Enterprises, Inc.
                2140 11th Avenue South
                      Suite 208
              Birmingham, Alabama 35205


                                             Notice of Annual
Meeting

Notice Is Hereby Given that the Annual Meeting of the
Stockholders of Golden
Enterprises, Inc., (the Company) a Delaware Corporation, will be held at the general offices of Golden Flake Snack Foods, Inc., a subsidiary of the Company, at One Golden Flake Drive, Birmingham, Alabama, on October 8,
2002, at
11:00 A.M., Birmingham time, for the following purposes:

1.	To elect a Board of Directors.

2.	To transact such other business as may properly come
before the meeting.

Stockholders of record at the close of business on August 12, 2002, are entitled to notice of and to vote at the meeting. All Stockholders are cordially invited to attend the meeting.

	                                           By Order of the
Board of Directors

	                                           John S. Stein
	                                           Chairman

Birmingham, Alabama
September 10, 2002




Holders of a majority of the outstanding shares must be present either in person or by proxy in order to hold the meeting. To insure your representation at the meeting, you are requested to sign the enclosed proxy and return it in the accompanying envelope. If you are able to attend the meeting, you may revoke the proxy and vote your shares personally at any time be-fore the proxy is exercised








Proxy Statement

General

The annual meeting of the stockholders of Golden Enterprises, Inc. (the Company) will be held at the general offices of Golden Flake Snack Foods, Inc., a subsidiary of the Company, at One Golden Flake Drive, Birmingham, Alabama, on
October 8, 2002, at 11:00 A.M. All holders of record of common stock as of August 12, 2002, will be entitled to vote at the meeting and any adjournment thereof.

The purpose of this proxy solicitation is to enable those stockholders who will be unable to personally attend the meeting to vote their stock.

Persons making the solicitation

This proxy is solicited on behalf of the Board of Directors of Golden Enterprises, Inc.
The cost of solicitation will be paid by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners.
In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram, or personal interview at no additional compensation.

Security Holders Entitled to Vote

Holders of shares of common stock of the Company of record at the close of business on August 12, 2002, will be entitled to vote at the Annual Meeting and at any and all adjournments thereof. Each share of common stock entitles its owner to one vote. The number of shares of common stock of the Company (exclusive of treasury shares) outstanding at the close of business on August 12, 2002 was 11,883,305 shares.

Stockholders who execute proxies retain the right to revoke them at any time before they are voted. If the enclosed proxy is properly signed and returned to the Company and not so revoked, the shares represented thereby will be voted in accordance with its terms.

Security ownership of certain beneficial owners and Management

At August 12, 2002, Sloan Y. Bashinsky, Sr., Chairman Emeritus of the Board, and Compass Bank, as Trustee of the Golden Enterprises, Inc. and subsidiaries Employee Stock Ownership Plan, were the only persons who beneficially owned more than 5% of the outstanding voting securities of the Company. The following table sets forth the number of shares of common stock of the Company beneficially owned by these persons.



Name and Address of              Amount and Nature of
 Beneficial Owner               Beneficial Ownership (1)
Percent
Sloan Y. Bashinsky, Sr.		 Direct         Indirect
Class

2140 11th Ave. So.             8,500    6,683,672 (2)(3)(4)
56.3%
Suite 208
Birmingham, Alabama 35205

                                 Amount and Nature of
Percent
Name and Address of              Beneficial Ownership (1)
Class
 Beneficial Owner
Compass Bank, as Trustee        Direct         Indirect
9.2%
of the Golden Enterprises,        -0-        1,089,123(5)
Inc. and subsidiaries
Employee Stock Ownership Plan
701 South 32nd Street
Birmingham, Alabama 35233 (a)


(1) An indirect beneficial owner as this term is interpreted by the Securities and Exchange Commission (SEC) includes any person who has or shares the (1) voting power which includes the power to vote or to direct the voting of such security; and/or (2) investment power which includes the power to dispose, or to direct the disposition of such security.

(2) Includes 5,283,128 shares owned by SYB, Inc., a corporation of which Sloan Y. Bashinsky, Sr. is Chairman of the Board and the majority stockholder.
        For SEC reporting purposes, Mr Bashinsky is deemed the beneficial owner of such shares. Except for SEC reporting purposes, Mr. Bashinsky disclaims beneficial ownership of such shares.

(3) Includes 1,000,000 shares owned by SYB, Inc. as Trustee of a Trust created by Sloan Y. Bashinsky, Sr. SYB, Inc. exercises the right to vote the shares and the investment power relative to the shares. For SEC reporting purposes, Mr. Bashinsky is deemed the beneficial owner of such shares. Except for SEC reporting purposes, Mr Bashinsky disclaims beneficial ownership of such shares.

(4) Includes 400,544 shares owned by the Bashinsky Foundation, Inc. of which Sloan Y. Bashinsky, Sr. is the founder and Chairman of the Board. For SEC reporting purposes, Mr. Bashinsky is deemed the beneficial owner of such shares. Except for SEC reporting purposes, Mr Bashinsky disclaims beneficial ownership of such shares.





(5) The Employee Stock Ownership Plan provides that the shares held by theTrustee are voted by an administrative committee made up of 3 members. The Board of Directors of the Company determines the members of the committee. Present members of the administrative committee are: John S. Stein, Chairman of the Board, Mark W. McCutcheon, Chief Executive Officer and President of the Company and President of Golden Flake Snack Foods, Inc., and John H. Shannon, Vice President and Secretary of the Company.

(a) The Employee Stock Ownership Plan is an employee benefit plan qualified under 401(a) of the Internal Revenue Code and subject to the Employee Retirement Income Security Act of 1974.

Security Ownership Of Management

	The following table shows the shares of common stock of Golden Enterprises, Inc. beneficially owned, directly or indirectly, by each Director and Nominee for Director and all Directors and Officers of the Company as a group at August 12, 2002:


                                      Amount and Nature of
	                              Beneficial Ownership (1)

Name	   		                Direct			Indirect
Percent
John S. Stein (a) (b)	          288,854			  -0-
(4)    Class
J. Wallace Nall, Jr.			-0-			196,000
(5)      2.4%
Edward R. Pascoe	                125,000			  -0-
1.6%
F. Wayne Pate	                136,994		           32
(6)      1.1%
John P. McKelory, Jr. (c) (d)	     26,000 (2)	        -0-
1.2%
D. Paul Jones, Jr.	           23,044 (3)	        2,000
(7)        *
James I. Rotenstreich	            9,533	              -0-
*
John S. P. Samford                  1,666	              -0-
*
Joann F. Bashinsky (e) (f)         10,571	              -0-
*
Mark W. McCutcheon	            4,455	              -0-
(4)        *

650,367		                    198,032
7.1%
All Directors and
Officers as a group

*Less than one percent of class.









(1) An indirect beneficial owner as this term is interpreted by the Securities and Exchange Commission (SEC) includes any person who has or shares the (1) voting power which includes the power to vote or to direct the voting of such security, and/or (2) investment power which includes the power to dispose of, or to direct the disposition of, such security.

(2) Includes 21,490 shares held by a self-employed pension plan and personal IRA account for the benefit of John P. McKleroy, Jr.

(3) Does not include a .2287 fractional share held pursuant to the Companys Dividend Reinvestment Plan.

(4) Does not include any portion of the 1,089,123 shares of common stock of the Company which are owned by Compass Bank, as Trustee of Golden Enterprises, Inc. and subsidiaries Employee Stock Ownership Plan. Messrs. Stein and McCutcheon are members of the plans administrative committee and exercise the voting power of the shares. Messrs. Stein and McCutcheon disclaim any beneficial ownership of such shares with the exception of the following shares which are vested in their respective accounts as an employee-participant under the Plan:
Stein 44,701, McCutcheon 2,745.

(5) Shares owned by Nall Development Corporation, a corporation of which J. Wallace Nall, Jr. is a Director and President. For SEC reporting purposes,
 Mr. Nall is deemed the beneficial owner of such shares. Except for SEC reporting purposes, Mr. Nall disclaims beneficial ownership of such shares.

 (6)	Includes 32 shares owned by the wife of F. Wayne Pate.

 (7)	Shares owned by Mr. Jones wife and mother-in-law.

(a) Mr. Stein is a Director and President of SYB, Inc. which beneficially owns 6,283,128 shares of the Companys stock. Mr.
Stein does not possess and specifically disclaims any beneficial ownership of these shares.

(b) Mr. Stein is a Director and officer of the Bashinsky
Foundation, Inc., which owns 400,544 shares of the Companys stock. Mr. Stein does not possess and specifically disclaims any beneficial ownership of these shares.

(c) Mr. McKleroy is a Director and Secretary of SYB, Inc. which beneficially owns 6,283,128 shares of the Companys stock. Mr.
McKleroy does not possess and specifically disclaims any beneficial ownership of these shares.

(d) Mr. McKleroy is a Director and officer of the Bashinsky
Foundation, Inc., which owns 400,544 shares of the Companys stock. Mr. McKleroy does not possess and specifically disclaims any beneficial ownership of these shares.

(e) Mrs. Bashinsky is a Director and Vice President of SYB,
Inc., which beneficially owns 6,283,128 shares of the Companys stock. Mrs. Bashinsky does not possess and specifically disclaims any beneficial ownership of these shares.

(f) Mrs. Bashinsky is a Director and Vice President of the Bashinsky Foundation, Inc., which beneficially owns 400,544 shares of the Companys stock. Mrs. Bashinsky does not possess and specifically disclaims any beneficial ownership of these shares.

           Each Director has the sole voting and investment power of the shares directly owned by him.

	SYB, Inc., beneficially owns 6,283,128 shares of common stock of the Company. John S. Stein, Joann F. Bashinsky and John
P. McKleroy, Jr., Directors of the Company, each serves as a Director and Officer of SYB, Inc. Joann F. Bashinsky is the wife of Sloan Y. Bashinsky, Sr. Mr. Bashinsky is Director
Emeritus of the Company and owns 80% of the voting stock of SYB, Inc. and the other 20 % is vested in a trust for the use and benefit of his children and grandchildren of which John P. McKleroy, Jr., serves as a Co-Trustee.
In Mr. Bashinskys will and in the trust document, he has provided that in the event SYB, Inc. or his estate owns any shares of Golden Enterprises stock at his death, the shares of Golden Enterprises held by SYB, Inc. and the estate and the voting shares of SYB, Inc. shall be voted by a committee made up of each member of the Board of Directors of Golden Enterprises and one member designated by his executors/trustees.

Proposal One
Election of Directors

	At the Annual Meeting, ten Directors (constituting the entire Board of Directors) are to be elected, each to hold office until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified. All nominees are presently members of the Board of Directors and were elected to the Board by vote of the stockholders at the last annual meeting.

	Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons hereinafter listed as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Should any of the persons listed as nominees become unavailable as a nominee for election, it is intended that the shares represented by your proxy will be voted for the balance of those named and for a substitute nominee or nominees unless the Board of Directors reduces the number of directors, but the Board knows of no reason to anticipate that this will occur.


	The following table shows the names of the nominees for election as directors, their respective ages as of August 12, 2002, the principal occupation, business experience and other directorships held by such nominees, and the period during which such nominees have served as directors of the Company.


Name and Age                      Principal Occupation,
Director
                                  Business Experiences
Since
                                and Other Directorships

John S. Stein, 65       Mr. Stein is Chairman of the Board. 1971
                        He was elected Chairman on June 1, 1996.
				He served as Chief Executive Officer
				from 1991 to April 4, 2001, and as
				President from 1985 to 1998 and from
				June 1, 2000 to April 4, 2001. Mr.
                        Stein also served as President of Golden
				Flake Snack Foods, Inc. from 1976 to
				1991. Mr. Stein Retired an asn employee with the Company on May 31, 2002. Mrs. Stein is a Directory of Compass Bancshares, Inc.

Edward R. Pascoe, 65    Mr. Pascoe is retired Chairman of 1971
the Board of Steel City Bolt & Screw,
Inc. (formerly Coosa  Acquisition, Inc.)
which, in 1995, acquired the bolt
and special fastener business owned by
the Company. He served as President of
Steel City Bolt & Screw, Inc. and Nall &
Associates, Inc., which were wholly
                        -owned subsidiaries of the Company,
from 1972 and 1973, respectively, until
1995.

John P. McKleroy,
Jr. 58                 Mr. McKleroy is an attorney and 1976
member with Spain & Gillon, L.L.C.,
general counsel for the
Company. He has practiced law with this
firm since 1968.

James I.                Mr. Rotenstreich is Chairman and 1984
 Rotenstreich, 65		Chief Executive Officer of JHF Holdings,
Inc. (JHF), a company formerly doing
business under the name of
Jefferson Home Furniture Company, Inc.
He has served as Chief Executive Officer since 1967 and as Chairman since
                        1992. In May of 1994, JHF sold its
retail home furniture interest and
presently engaged in real estate and
investment holdings.

John S. P. Samford, 52	Mr. Samford is President and sole 1984
owner of Samford Capital Corporation, an investment holding company which he formed in 1989.



D. Paul Jones, Jr., 59	Mr. Jones is Chairman of the Board 1991
and Chief Executive Officer of Compass
Bancshares, Inc.
(a bank holding company), and of its
subsidiary, Compass Bank. He assumed
these positions on April 1, 1991. Mr.
Jones has been employed with
Compass Bancshares, Inc. (formerly
Central Bancshares of the South, Inc.)
and Compass Bank (formerly
                        Central Bank of the South) since 1978.


J. Wallace Nall,        Mr. Nall is President of Nall 1991
Jr. 62	DevelopmentCorporation and a General
Partner of Nall Partnership,Ltd.
He has held these positions
since 1981. Nall Development
Corporation is an
investment holding company and  Nall
Partnership,Ltd. is a real estate
investment and development company.

F. Wayne Pate, 67	      Mr. Pate retired as President of 1992
				The Company on May 31, 2000. He served
as President from November 1, 1998
until retirement. He also served as
President of Golden Flake Snack Foods,
Inc., a wholly-owned subsidiary of the
Company from September 20, 1991, to
November 1, 1998.

Joann F. Bashinsky, 70	Mrs. Bashinsky is Vice President of 1996
SYB, Inc., which position she has held
since 1981. SYB, Inc. is an investment
holding company, which is the principal
owner of the Company. Mrs. Bashinsky
				also serves as Vice President of
Bashinsky Foundation, Inc., a private
charitable foundation.

				Mrs. Bashinsky is the wife of Sloan Y.
		Bashinsky, Sr., who is Director Emeritus
Of The Company.

Mark W. McCutcheon, 47	Mr. McCutcheon is Chief Executive  1999
Officer and  President of the Company
and President of Golden Flake Snack
Foods,  Inc., a wholly-owned subsidiary
of the Company. He was elected President and Chief Executive Officer of the Company on April 4, 2001 and President of Golden Flake on November 1, 1998. He has been employed by Golden Flake
				since 1980.

   Sloan Y. Bashinsky, Sr., the husband of Joann F. Bashinsky is a control person by reason by his beneficial ownership of voting securities.

Committees Of The Board Of Directors

	The Company has a Compensation Committee, a Stock Option
Committee and an Audit Committee. The Board of Directors has no standing Nominating Committee.

	During the fiscal year ended May 31, 2002, the Compensation Committee was made up of John S. Stein, John S.P. Samford, James I. Rotenstreich, and J. Wallace Nall, Jr. The Compensation Committee met once during fiscal year 2002.
 The Compensation Committee reviews the performance of the Executive Officers of the Company and the top executive officer of Golden Flake Snack Foods, Inc., a wholly-owned subsidiary, and recommends to the Board of Directors of the Company the appropriate compensation level and compensation and benefit programs of such officers.

	During the fiscal year ended May 31, 2002, the Stock Option Committee was made up of James I. Rotenstreich, John S.
P. Samford, and J. Wallace Nall, Jr. The Stock Option Committee met once during fiscal year 2002. The Stock Option
Committee determines the key employees of the Company and its subsidiary to whom stock options and stock appreciation rights will be granted under the 1996 Long Term Incentive Plan.

	During the fiscal year ended May 31, 2002, the Audit Committee was made up of James I. Rotenstreich, John S.P. Samford and D. Paul Jones, Jr., all of whom are independent members, as defined by the National Association of Security Dealers, Inc. The Audit Committee met twice during fiscal year 2002. See Report of the Audit Committee of the Board of Directors. Edward R. Rascoe became a member of the Audit Committee on June 1, 2002.

Meetings Of The Board Of Directors and Committees

	During the fiscal year ended May 31, 2002, there were four regular meetings of the Board of Directors. The Compensation Committee and the Stock Option Committee met once and the Audit Committee met twice during the year. All incumbent directors attended all of the meetings of the Board and the Committees on which they served, except Joann F. Bashinsky who attended 75% of the Board meetings.

Compensation of Directors

	During the fiscal year ended May 31, 2002, the Company paid each of its non-employee Directors a retainer of $300 per month and all Directors, including Directors who were employees of the Company, were paid a fee of $2,000 for each regular Board meeting attended. The members of the Compensation Committee were each paid $2,000 for attending the Compensation Committee meeting and the members of the Audit Committee were paid $1,000 for each meeting attended.

Stock Ownership Reporting By Directors And Officers

	Section 16(a) of the Securities Exchange Act of 1934 requires that Directors, certain Executive Officers and beneficial owners of more than ten percent of the stock of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission. These reports consist of Forms 3, Initial Statement of Ownership, 4, Monthly Reports, and 5, Annual Reports. Based upon a review of copies of such reports, or representations that no reports were due to be filed by Directors, Executive Officers or beneficial owners of more than ten percent of the stock of the Company, the Company believes that Section 16(a) filing requirements applicable to its Directors, Executive Officers and beneficial owners of more than ten percent of the stock of the Company were complied with during the fiscal year 2002, except that John S. Stein, Mark W. McCutcheon and John H. Shannon, as members of the Administrative Committee of the Companys Employee Stock Ownership Plan, due to inadvertence, failed to timely report the receipt of 14,841 shares acquired by the Plan, on August 10, 2001. Messrs. Stein, McCutcheon and Shannon subsequently reported this transaction to the Securities and Exchange Commission on Form 4 Reports filed in November 2001.

Executive Compensation and other Information

	The following table summarizes the compensation paid or accrued by the and its subsidiary during the fiscal years 2000, 2001 and 2002 to the Companys Chairman of the Board, Chief Executive Officer and to the three most highly compensated executive officers, other than the Chairman of the Board and Chief Executive Officer, whose compensation exceed $100,000.

Summary Compensation Table

Annual Compensation             Long-Term
                                             Compensation     Secur-
                                                Awards        ities
                                             Other Annual   Underlying
Name and                    Salary    Bonus  Compensation   Options/SARs
Principal Position    Year   ($)        ($)      ($)          (#) (1)

John S. Stein (a)	   2002   $250,000   $18.493    --	       40,000
Chairman, President  2001   $246,375   $16,810    --	         --
Chief and Executive  2000   $246,375   $18,728	  --	         --

Officer Mark W.      2002   $175,500   $18,493    --	       40,000
    McCutcheon (b)   2001   $137,500   $16,810    --	         --
    President and
    Chief Executive  2000   $125,000   $18,728	  --	         --
    Officer and President


    of Golden Flake
    Snack Foods, Inc.

F. Wayne Pate (c)   2002	      --	     --	 --      10,000
   President and	  2001	      --         -- 	 --        --
   President of	  2000	   $179,763    $18,728	 --        --
   Golden Flake Snack
   Foods, Inc

John H. Shannon	 2002	     $105,850	 --	    --	    10,000
   Vice President	 2001	     $105,850      --	    --	      --
   Secretary &     2000      $105,850      --	    --	      --
        Controller



(1) During the 2002 fiscal year, incentive stock options were granted under the 1996 Long Term Incentive Plan for the
indicated 	number of underlying securities.

(2) Includes directors fees paid by the Company and its subsidiary as follows: Mr. Stein ($16,000), Mr. McCutcheon
($14,000).

(3) Includes contributions to the Companys and subsidiary
Profit Sharing Plan and Employee Stock Ownership Plan as follows: Mr. Shannon ($1,525) and Mr. McCutcheon ($2,380).

(4) Includes amounts accrued, but not paid, to provide for future payments under a salary continuation plan covering Mr. Stein. The plan provides for payments of up to $120,000 per year for fifteen years following death, disability or retirement at age 65. During the 2002 Fiscal Year, the amount accrued for Mr. Stein was $127,341. The plan is funded in part with life insurance on the life of Mr. Stein.

(a) John S. Stein served as Chairman of the Board for fiscal years 2000, 2001 and 2002. He served as Chief Executive Officer for fiscal year 2000 and during fiscal 2001 until April 4, 2001. He also served as President during fiscal year 2001 from June, 1 2000 until April 4, 2001. Mr. Stein retired as an employee of the Company on May 31, 2002, but continues to serve the Company in a consulting capacity and as Chairman of the Board.

(b) Mark W. McCutcheon has served as President of Golden Flake
Snack Foods, Inc. since November 1, 1998. He has served as
President and Chief Executive Officer of the Company since April
4, 2001.

 (c)	F. Wayne Pate served as President of the Company for
fiscal year 2000.



Salary Continuation Plan

	On April 9, 2002, the Board of Directors of the Company approved a Salary Continuation Plan (the Plan) for Mark W. McCutcheon, Chief Executive Officer.
Under the Plan, if Mr. McCutcheon remains employed with the Company until retirement at age 65 or until his death, the Company will pay to Mr. McCutcheon or his designated beneficiary, a monthly retirement benefit of $10,000 for 15 years. In the event of Mr. McCutcheons disability while he is employed with the Company prior to age 65, a partial salary continuation will be paid to his designated beneficiary. The monthly benefits paid pursuant to the Plan shall be adjusted annually for inflation based upon the change in the U.S. Consumer Price Index


The Company currently plans to fund the benefits to be paid under the Plan wholly or partially through the use of a Rabbi Trust to which the Company will make annual contributions. The Plan may also be funded by the use of life and/or disability insurance, the premiums of which will be paid by the Company.

	The Plan is subject to termination by the Company by resolution of the Board of Directors at any time prior to death, disability or retirement of Mr. McCutcheon. However, in the event a majority of the Companys stock ceases to be owned, directly or indirectly, by Sloan Y. Bashinsky, Sr., his estate, testamentary trust or SYB, Inc. (a Change of Control), upon the date of such Change of Control, the Plan shall not be terminable by the Company.

401(k) Profit Sharing Plan And Employee Stock Ownership Plan

	The Company and its subsidiary each maintain a 401(k) Profit Sharing Plan and Employee Stock Ownership Plan for the benefit of their employees. Annual contributions are made to the plans in amounts as determined by the Board of Directors of each company. Contributions to the Employee Stock Ownership Plan are invested in stock of the Company which is held for the account of the participating employees and is distributed to the employees upon their retirement or termination of employment. All contributions to the Profit Sharing Plan and Employee
Stock Ownership Plan are allocated to the accounts of the participating employees based upon their annual compensation and each employee account vests 100% in the employee after five years of service. The contribution to the plans for the fiscal year ended May 31, 2002 was $177,405, with the following amounts being credited to the accounts of the following persons named in the Cash Compensation Table: John S. Stein, $-0-; John H. Shannon, $1,525; and Mark W. McCutcheon $2,380.
(See Summary Compensation Table on page 8 (These amounts are included within compensation shown in table.)

	The Employee Stock Ownership Plan provides that the shares held by the Trustee are voted by an administrative committee made up of 3 members. The Board of Directors of the Company determines the members of the committee. Present members of the administrative committee are: John S. Stein, Chairman of the Board, Mark W. McCutcheon, Chief Executive Officer and President of the Company and President of Golden Flake Snack Foods, Inc.; and John H. Shannon, Vice President, Secretary and Controller of the Company.




1996 Long Term Incentive Plan

	On September 27, 1996, the Companys shareholders approved the Golden Enterprises, Inc. 1996 Long Term Incentive Plan (the 1996 Plan). The purpose of the 1996 Plan is to further the growth in earnings and market appreciation of the Company by providing long term incentives to those officers and key employees of the Company or its subsidiaries who make substantial contributions to the Company through their ability, loyalty, industry and invention.

	The 1996 Plan is administered by the Stock Option
Committee of the Board of Directors.

	The 1996 Plan authorizes the Stock Option Committee to grant to officers and key employees in the 1996 Plan (i) stock options (which may be non-qualified options or incentive stock options for tax purposes), (ii) stock appreciation rights
(SARs) (which may be issued in tandem with stock options), (iii) restricted stock awards, (iv) performance units (which may be in stock, cash or a combination thereof), and (v) supplemental cash payments. Persons eligible to participate in the 1996 Plan shall be those officers and key employees of the Company and its subsidiaries who are in positions in which their decisions, actions and counsel significantly impact the performance of the Company or its subsid-iaries. Participants are chosen from this group by the Stock Option Committee.
	Shares Reserved for Issuance. The aggregate number of shares of the Companys common stock which may be issued under the 1996 Plan may not exceed 500,000. Shares subject to options granted under the 1996 Plan which expire unexercised, or shares subject to awards which are otherwise forfeited or canceled, will not count against this limit. The maximum number of shares with respect to which awards may be granted to any individual in any one year under the 1996
Plan is 100,000.

	Stock Options. The Stock Option Committee is authorized to determine the terms and conditions of all option grants, subject to certain specific limitations as set forth in the 1996 Plan. In general, no option may be granted with an exercise price of less than the fair market value of a share of the Companys common stock on the date of grant (110% if the grantee beneficially owns more than 10% of such stock), the term of an option may not be longer than ten (10) years, and any option shall be subject to certain restrictions on transferability. Payment of the option price may be in cash, check or other instrument acceptable to the Stock Option Committee, or, in the discretion of the Stock Option Committee, in the form of unrestricted common stock of the Company owned by the optionee.





Stock Appreciation Rights. The Stock Option Committee is authorized to grant SARs either independent of or in connection with stock options granted under the 1996 Plan. The exercise of SARs will entitle the holder thereof to an amount (the appreciation) equal to the difference between the fair market value of the common stock on the date the SAR was issued (or, in the case of SARs issued in connection with options, the exercise price under the related option agreement) and the fair market value of a share of common stock of the Company on the date the SAR is exercised. The appreciation will be payable in cash or common stock of the Company at the discretion of the Stock Option Committee. The exercise of SARs granted in connection with options will terminate those options.

	The exercise of SARs which are paid in common stock will be treated as the issuance of the shares of common stock to which the SARs relate for purposes of calculating the maximum number of shares which have been issued under the 1996 Plan.

	Restricted Stock. The Stock Option Committee is authorized to award restricted stock under the 1996 Plan subject to such terms and conditions as the Stock Option Committee may determine. The Stock Option Committee will have authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date on which the restricted stock will vest. The vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company, upon the attainment of specified performance goals, or upon such other criteria as the Stock Option
Committee may determine. The Stock Option Committee has the discretion to make loans to the recipients for the purchase price of the restricted stock and to accelerate the vesting of the restricted stock on a case by case basis at any time.

	Performance Units. The Stock Option Committee may grant performance units under which payment may be made to the participant upon the attainment of specific performance goals. Such performance goals will be established by the Stock Option Committee and will relate to the performance of the Company (or any segment thereof) over a specified performance period, as judged under any business criteria deemed appropriate by the Stock Option Committee, including, without limitation, growth in earnings, the ratio of earnings to shareholders equity or the ratio of earnings to total capital.

	The Stock Option Committee shall determine the extent to which the performance targets have been attained, and what, if any, payment is due the participant on the performance unit. Such payment may be made, at the Stock Option Committees discretion, in cash or common stock of the Company (based on the then current fair market value of such stock).

	Supplemental Cash Payments. A stock option, SAR, restricted stock or performance unit award may provide for the Company to make a supplemental cash payment to a participant. Payments may be made for the purpose of, but not limited to, assisting the employee in paying income taxes resulting from an award under the 1996 Plan. In no event shall the amount of cash payment exceed the value of the award to which it relates.



      During the fiscal year ended May 31, 2002, a total of 330,000 incentive stock options were granted under the 1996 Plan to officers and key employees of the Company and its subsidiary. Of the total options granted, 40,000 were granted to John S. Stein, Chairman, 40,000 to Mark W. McCutcheon, President and CEO, and 10,000 to John H. Shannnon, Vice President, Secretary and Controller. None of these executive officers exercised options during fiscal year 2002. More detailed information concerning these stock options and other outstanding options is set forth in the following tables.



Compensation Committee Interlocks and Insider Paticipation

	During fiscal year 2002, the Compensation Committee of the Board of Directors (the Compensation Committee) was comprised of John S. Stein, John S.P. Samford, James I. Rotenstreich and
J. Wallace Nall, Jr. None of the members, with the exception of John S. Stein who is Chairman of the Board, are officers or employees of the Company or its subsidiary.

Compensation Committee Report On Executive Compensation for the
Fiscal Year Ended May 31, 2002.

	The Compensation Committee reviews the compensation structure of the Executive Officers of the Company and the top executive officer of Golden Flake Snack Foods, Inc.
(Golden Flake), a wholly-owned subsidiary, and recommends to the Board the appropriate base and incentive bonus compensation of such officers.

	The Stock Option Committee during fiscal 2002 was made up of James I. Rotenstreich, John S. P. Samford and J. Wallace
Nall, Jr. The Stock Option Committee determines the key employees of the Company and Golden Flake to whom stock options and stock appreciation rights are granted under the 1996 Long Term Incentive Plan.

	The Companys executive compensation program consists of three primary components: base salary, annual incentive bonus, and grants of stock options and stock appreciation rights.

	Base salary is the foundation of executive compensation.
Base salaries are reviewed annually and adjusted, if deemed appropriate, based upon recommendations of the Compensation
Committee after its review of recommendations received from the Chairman of the Board (Chairman).




     Annual incentive bonus formulas are established for the Chairman, Chief Executive officer (CEO), President and the top executive officer of Golden Flake. The Chairman, CEO, President and the top executive officer of Golden Flake are paid a percentage of the companys pre-tax operating earnings that exceed a targeted return on equity.

	The base salaries and incentive bonus formulas for fiscal 2002 reported in this Proxy Statement were recommended by the Compensation Committee in April, 2001 to the Board. The Compensation Committee received and reviewed recommendations from the Chairman, which recommendations were based upon a number of factors, including overall earnings of the Company and Golden Flake, pre-tax earnings from operations, return on equity, the financial performance of the Company and its subsidiary, the complexities of the job, and individual performance and achievements of each of the executive officers.

	In reviewing the recommendations of the Chairman and in making its recommendations to the Board, the Compensation Committee undertook a subjective consideration of the executive officers base salaries and incentive bonus formulas that was not related to any specific qualitative or quantitative criteria.

	The Boards approval of such recommendations of the Compensation Committee have generally been based on its subjective analysis of what it considers to be a reasonable and appropriate base salary and incentive bonus formula for the Chairman, CEO and other executive officers taking into consideration their individual job responsibilities and the financial performance of the Company during the prior fiscal year.

	The Company has used stock options and stock appreciation rights to reward the performance of executives. These are granted under the 1996 Long Term Incentive Plan. Grant of stock options and stock appreciation rights are made by the Stock
Option Committee to key employees after considering the recommendations of the Chairman.

	The Compensation Committee believes that the incentive bonus formulas and stock options/stock appreciation rights assure that a significant portion of the Chairmans and CEOs compensation relate to the Companys performance.

	The base salary and incentive bonus formula for Mark W. McCutcheon, the Companys CEO, during fiscal year 2002 were determined based upon his responsibilities and contributions to the Company and the performance of the Company. During fiscal 2002, Mr. McCutcheon received an increase in base salary of 27% from $137,500 to $175,000. Mr. McCutcheons incentive bonus formula which was based upon a pre-determined percentage of the Companys pre-tax operating earnings that exceeded a target of return on equity, produced a bonus of $18,493 for fiscal 2002. Mr. McCutcheon received stock options during fiscal 2002 to purchase 40,000 shares of Company stock.


          In April of 2002, the Compensation Committee held its regular meeting to consider and recommend compensation for the fiscal year beginning June 1, 2002. At that meeting, the Compensation Committee, upon recommendation of John S.
Stein, Chairman, and employing the factors and criteria set out above, recommended a base salary for Mark W. McCutcheon as President and CEO of $210,000 and John H. Shannon as Vice President, Secretary and Controller of $90,000. The recommendations of the of the Compensation Committee were approved by the Board of Directors.

        Compensation Committee: J. Wallace Nall, Jr., John S. P.
Samford, James I. Rotenstreich, John S. Stein.

Shareholder Return Performance Graph

  The following graph illustrates, for the period commencing May 31, 1997, and ending May 31, 2002, the yearly percentage change in the cumulative total shareholder return on the Companys common stock as compared with the cumulative total returns of other companies included withint he NASDAQ Stock Market (U.S. Companies) Index and the Company Peer Group.

    The Company has selected a Peer Group consisting of the four publicly-traded companies named below, which are in the snack food industry. Virtually all of the Companys direct competitors and peers are privately-held companies or subsidiaries or divisions of larger publicly-held companies so that the available members of the Peer Group are limited.



COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE
COMPANY, NASDAQ
STOCK MARKET INDEX AND PEER GROUP.

05/1997       05/1998      05/1999      05/2000        05/2001     05/2002
100.0          138.2         178.9       245.1          152.1       117.1
100.0          126.3         114.6	     62.2          108.4       167.0
100.0		 87.1		62.4         50.4          70.0        86.1




Fiscal Year Ended May 31

	This graph assumes that $100 was invested in the Companys common stock on May 31, 1997, in the NASDAQ Stock Market (U.S.
Companies) Index and in the Peer Group, which consisted of Lance, Inc., J & J Snack Foods Corp., Tasty Baking
Co. and Ralcorp Holdings, Inc. and that dividends were reinvested.



CERTAIN TRANSACTIONS

	During the fiscal year ended May 31, 2002, the law firm of Spain & Gillon, L.L.C., of which John P. McKleroy, Jr. is a member, served as General Counsel and performed various legal services for the Company and its subsidiary. The firm will continue to perform legal services for the current fiscal year.

	During the fiscal year ended May 31, 2002, Golden Flake Snack Foods, Inc. (Golden Flake), a wholly-owned subsidiary of the Company, leased 6 tractors and 20 delivery vans from SYB, Inc., a corporation primarily owned and controlled by Sloan
Y. Bashinsky, Sr. These leases were executed in prior years. Golden Flake used the tractors and delivery vans in its ordinary course of business of distributing snack food products. During the term of the tractor lease, Golden Flake paid an average monthly lease payment of $1,668 per tractor. The tractor lease terminated on October 31, 2001, and Golden Flake purchased the tractors at their salvage value of $10,000 per tractor. During the fiscal year, Golden Flake paid an average monthly lease payment of $777.00 per month for each delivery van. Upon expiration of the delivery van lease, Golden Flake has the option to purchase the vans at their salvage value of $8,000 per van.

	Golden Flake owns a Cessna Citation II Airplane for business use. Sloan Y. Bashinsky, Sr. has leased the plane for personal use of up to 100 flight hours per year. The lease requires monthly payments of $20,000. During fiscal year 2002, Mr. Bashinsky paid lease payments to Golden Flake of $240,000, and also paid all flight crew expenses for flights used by him. The lease is structured so that the costs of ownership, maintenance and operation of the plane to Golden Flake are offset by the lease payments and payment of the flight crew expenses on flights used by Mr. Bashinsky. The lease is for a term of one year and automatically renews annually on each February 1, unless Golden Flake or Mr. Bashinsky elects to terminate the same. The current lease term will expire on January 31, 2003. Mr. Bashinskys personal use of the plane is coordinated with Golden Flake so as not to interfere with Golden Flakes business use.

	The Company believes that these transactions were on terms equal to or better than those available from unaffiliated third parties.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

	The Audit Committee reviews with the independent auditors, the corporate controller and the Companys general counsel the results of the independent auditors annual report on the Companys financial statements. The Audit Committee also reviews and confers with management and the Board of Directors with respect to the selection of the Companys independent auditors and performs such additional functions as are necessary or prudent to fulfill the Committees duties and responsibilities and reports its recommendations and findings to the full Board of Directors.

	The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis.

	The Audit Committee has reviewed and discussed the audited financial statments for the year ended May 31, 2002 with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors their independence. The Audit Committee has also discussed with the management of the Company and Dudley, Hopton-Jones, Sims and Freeman, PLLP, such other matters and received such assurances from them as deemed appropriate by the Audit Committee.

	Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statments referred to above be included in the Companys Annual Report on form 10-K for filing with the Securities and Exchange Commission.

	The Audit Committee has considered whether the provision of the non-audit services performed by Dudley, Hopton-Jones, Sims and Freeman PLLP, as described on Page 17 hereof is compatible with maintaining Dudley, Hopton-Jones, Sims and Freeman PLLPs independence.


Members of the Audit Committee: James I. Rotenstreich, John S.
P. Samford, D. Paul Jones, Jr. and Edward R. Rascoe.

INDEPENDENT ACCOUNTANTS

	Dudley, Hopton-Jones, Sims & Freeman, PLLP, Certified Public Accountants (Dudley, Hopton-Jones) were selected by the Board of Directors, upon recommendation of its Audit
Committee, as the independent accountants to audit the Companys financial statements for the fiscal year ended May 31, 2002. Dudley, Hopton-Jones has served as independent auditors to the Company since 1977. Representatives of Dudley, Hopton-Jones will be present at the annual meeting and will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions from stockholders.

	During the fiscal year ended May 31, 2002, Dudley, Hopton-Jones, Sims & Freeman PLLP provided various audit and non-audit services to the Company and its subsidiary. As a part of their services as the Companys auditors, they audited the consolidated financial statements of the Company and its subsidiary, the individual financial statements of the Company and Golden Flake Snack Foods, Inc. and its subsidiary and also assisted in the preparation of the Companys Annual Report (Form 10-K) for filing with the Securities and Exchange Commission.

	During fiscal year 2002, Dudley, Hopton-Jones billed the company for services provided in the following categories and amounts:

		Audit Fees. Dudley, Hopton-Jones billed the Company $66,000 for professional services rendered for the audit of the Companys annual financial statments for fiscal year 2002 and the reviews of the financial statements included in the Companys Quarterly Reports on Form 10-Q filed for the first three quarters of fiscal 2002.

		Financial Information Systems Design and
Implementation Fees. Dudley, Hopton-Jones did not provide any professional services during fiscal 2002 to the Company for the design and implementation of financial information systems.

		All Other Fees. Dudley, Hopton-Jones billed the
Company $25,535 for all services rendered during fiscal 2002 other than audits and reviews of the Companys financial statements and financial information systems design and implementation.


	The Company has not selected the principal accountants to audit its financial statements for the current fiscal year. It is the Companys policy to select its principal accountants after the preceding years audit has been completed and the Company has had time to consider the selection.


FINANCIAL STATEMENTS

	Consolidated Financial Statements of the Company and its subsidiary for the fiscal year ended May 31, 2002, are contained in the 2002 Annual Report to Stockholders which accompanies this Proxy Statement. However, such Report and Financial Statements contained therein are not to be considered a part of this solicitation material since they are not deemed material to the matters to be acted upon at the meeting.


STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

	Any stockholder desiring to submit a proposal to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy relating to next years Annual Meeting of Stockholders must do so in writing received by the Company on or before May 31, 2003. Any other stockholder proposals for the Companys 2003 Annual Meeting of Stockholders must be received no later than July 27, 2003. The proposals must comply with all applicable statues and regulations. Any such proposals should be submitted to Golden Enterprises, Inc.,
Attention: John H. Shannon, Vice President & Secretary, 2140 11th Avenue South, Suite 208, Birmingham, Alabama 35205.




OTHER BUSINESS

	It is not anticipated that there will be presented to the meeting any business other than the matters set forth herein and the management was not aware, a reasonable time before this solicitation of proxies, of any other matter which may properly be presented for action at the meeting. If any other business should come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.


							By Order of the Board
of Directors

							John S. Stein
							Chairman